As filed with the U.S. Securities and Exchange Commission on December 15, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)
Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
68 South Service Road, Suite 230
Melville, NY 11747
(631) 962-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fred Kornberg
Executive Chairman
Comtech Telecommunications Corp.
68 South Service Road, Suite 230
Melville, NY 11747
(631) 962-7000
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert A. Cantone, Esq.
Frank J. Lopez, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Tel (212) 969-3000
Fax (212) 969-2900

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	(3)	(3)	(3)	(3)
Preferred Stock	(3)	(3)	(3)	(3)
Debt Securities	(3)	(3)	(3)	(3)
Warrants	(3)	(3)	(3)	(3)
Purchase Contracts	(3)	(3)	(3)	(3)
Units	(3)	(3)	(3)	(3)
Total			$175,000,000	$17,622.50(4)

(1)
Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)
In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(3)
Represents up to a maximum aggregate offering price of  $175,000,000 of the registrant’s securities, which may be offered pursuant to this registration statement by the registrant, and which are registered hereby.

(4)
Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated December 15, 2015.
PROSPECTUS

Comtech Telecommunications Corp.
$175,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. We urge you to read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of these securities, carefully before you make your investment decision.
Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “CMTL.” Any prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. Please refer to the “Risk Factors” section on page 3 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.
We will provide specific terms of any securities to be offered in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2015

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $175,000,000. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement, including its exhibits. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein as well as any accompanying prospectus supplements or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Statements contained in this prospectus and any accompanying prospectus supplement or in any applicable free writing prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement, any applicable free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. None of the delivery of this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus or any sale made under this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus will, under any circumstances, imply that the information in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus is correct as of any date after the date of this prospectus or any such accompanying prospectus supplement or applicable free writing prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Comtech,” “we,” “us,” “our,” “our Company” or “the Company” refer to Comtech Telecommunications Corp. and its subsidiaries.

OUR COMPANY
We design, develop, produce and market innovative products, systems and services for advanced communications solutions. We conduct our business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. We sell our products to a diverse customer base in the global commercial and government communications markets. We believe we are a leader in most of the market segments that we serve.
We are incorporated in the state of Delaware and were founded in 1967. Our principal executive offices are located at 68 South Service Road, Suite 230, Melville, New York 11747. Our telephone number is (631) 962-7000. We maintain a website at www.comtechtel.com. The information contained on our website is not incorporated by reference into this prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus and the accompanying prospectus supplement are considered forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act) concerning our business, results of operations, economic performance and/or financial condition, based on management’s current expectations, plans, estimates, assumptions and projections. Any statements contained or incorporated by reference in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements generally are identified by the words “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” the negative of these terms, or other similar words or comparable terminology. Forward-looking statements are subject to change and may be affected by risks and uncertainties and other factors, most of which are difficult to predict and are generally beyond our control. These factors include, among other things:
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risks related to our acquisition of TeleCommunication Systems, Inc. (the “TCS Acquisition”), including our ability to complete the TCS Acquisition, our ability to successfully integrate operations and our ability to realize anticipated synergies;

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risks related to business disruptions resulting from the TCS Acquisition, including those relating to maintaining business and operational relationships or retaining key personnel;

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risks related to restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions) in connection with the TCS Acquisition;

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the timing of receipt of, and our performance on, new orders that can cause significant fluctuations in net sales and operating results;

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the timing and funding of government contracts;

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adjustments to gross profits on long-term contracts;

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risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, and changes in prevailing economic and political conditions;

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changes in the price of oil in global markets;

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changes in foreign currency exchange rates;

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risks associated with legal proceedings and other matters; and

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risks associated with our obligations under our revolving credit facility.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement in light of new information or future events, although we intend to continue to meet our ongoing disclosure obligations under the U.S. securities laws and other applicable laws.
We caution you that a number of important factors could cause our business outlook, actual financial condition or results to differ materially from those expressed in, or implied by, the forward-looking statements, and therefore you should not place too much reliance on them. These factors include, among others, those described herein, under “Risk Factors” in this prospectus and the applicable prospectus supplement and the risks described in our other filings with the SEC, including our Annual Report on Form 10-K for the year ended July 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2015.
It is not possible to predict or identify all such factors, and therefore the factors that are noted are not intended to be a complete discussion of all potential risks or uncertainties that may affect forward-looking statements. If these or other risks and uncertainties materialize, or if the assumptions underlying any of the forward-looking statements prove incorrect, our actual performance and future actions may be materially different from those expressed in, or implied by, such forward-looking statements.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated.
For purposes of computing the ratios of earnings to fixed charges, “earnings” consists of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest on all indebtedness and an interest factor attributable to rentals.
Year Ended July 31,
2011	2012	2013	2014	2015	Q1 2016
12.7	5.8	4.3	6.9	50.1	18.2

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, purchase contracts or units that may be offered and sold hereunder from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description is intended as a summary of our restated certificate of incorporation (which we refer to as our “charter”) and our second amended and restated bylaws and to the applicable provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and amended and restated bylaws.
General
Our charter authorizes 100,000,000 shares of common stock, $0.10 par value per share, and 2,000,000 shares of preferred stock, $0.10 per value per share.
Common Stock
Common Stock Outstanding.   As of December 4, 2015, we had 16,152,012 shares of our common stock outstanding.
Voting Rights.   Each holder of our common stock is entitled to one vote for each share of common stock on all matters submitted to a vote of stockholders.
Dividend Rights.   Holders of our common stock are entitled to receive, as and when declared by our board of directors, dividends payable either in cash or in property, including securities of our Company, out of assets of our Company that are legally available therefor.
Rights upon Liquidation.   Holders of our common stock are entitled to share pro rata, upon any liquidation, dissolution or winding up of our Company, in all remaining assets available for distribution to stockholders after payment of or provision for our liabilities and the liquidation preference of any our outstanding preferred stock.
Preemptive Rights.   Holders of our common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.
Preferred Stock
Preferred Stock Outstanding.   As of the date of this prospectus, no shares of our preferred stock were issued and outstanding. We have designated 200,000 shares of our preferred stock as Series A Junior Participating Cumulative Preferred Stock, none of which are outstanding.
Blank Check Preferred Stock.   Under our restated certificate of incorporation, our board of directors has the authority, without stockholder approval, to designate one or more series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant series of preferred stock authorized, and to determine the preferences, rights, privileges, qualifications, restrictions and limitations of any such series, including the number of shares constituting any such series and the designation of such series, dividend rights, voting rights, the rights and terms of conversion, the rights and terms of redemption, the terms of any sinking fund, retirement fund or purchase fund to be provided with such series and liquidation preferences. Acting under this authority, our board of directors could designate and issue a series of preferred stock with preferences, rights, privileges, qualifications, restrictions or limitations, and adopt a stockholder rights plan, having the effect of discriminating against an existing or prospective holder of securities as a result of such stockholder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquirer to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of the Company without any further action by our stockholders. We have no present intention to adopt a stockholder rights plan, but could do so without stockholder approval at any future time.

Our Board of Directors
Our Board of Directors is divided into three classes, with each class holding office for staggered three-year terms. The classification of directors may have the effect of making it more difficult for our stockholders to change the composition of the Board of Directors in a relatively short period of time. In addition, the classified board provision could have the effect of discouraging a third party from attempting to gain control of us, even though such an attempt might be beneficial to us and our stockholders. Accordingly, the classified board provision, if effective, could delay, defer or prevent a change in control of our company.
Certain Provisions of Delaware Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, an anti-takeover law. In general, this statute provides that, except in certain limited circumstances, a corporation shall not engage in any “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, for purposes of Section 203 of the DGCL, an “interested stockholder” is a person who, together with affiliates, owns, or within three years did own, 15% or more of the corporation’s voting stock. This provision could have the effect of delaying or preventing a change in control of our Company.
Liability of Directors and Officers
As permitted by Delaware law, our charter contains a provision that eliminates the personal liability of the directors to us and our stockholders for monetary damages for breaches of fiduciary duties as directors, except that such provision does not apply to any breach that involves:
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a breach of a director’s duty of loyalty to our company;

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any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

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a transaction from which the director derives an improper personal benefit; or

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the payment of dividends or the approval of stock repurchases or redemptions that are unlawful under the DGCL.

Our second amended and restated bylaws provide that we shall indemnify (a) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (b) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by us or in our name to procure a judgment in its favor by reason of the fact that he is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to us unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Stock Exchange Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “CMTL.”
Transfer Agent and Registrar
The transfer agent and registrar for the shares of our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security.
We may issue debt securities from time to time in one or more series. Any debt securities offered hereby will be issued under an indenture, between us and The Bank of New York Mellon Corp., as trustee, referred to as the Trustee. A copy of the form of indenture is filed as an exhibit to the registration statement, which this prospectus constitutes a part of. The following summaries of certain provisions of the indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, including the definitions therein of certain terms. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement.
General
The indenture does not limit the aggregate principal amount of debt securities which may be issued thereunder and provides that debt securities may be issued from time to time in one or more series. The terms of any particular series of debt securities will be included in a prospectus supplement and will provide for the following:
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the title and series of the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the dates on which or periods during which the debt securities may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the debt securities are or may be payable or the method by which such date or dates will be determined or extended;

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the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined, the interest payment dates on which any such interest will be payable, and the record dates for the determination of holders to whom interest is payable on such interest payment dates or the method by which such date or dates will be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

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if other than U.S. dollars, the foreign currency in which the debt securities will be denominated or in which payment of the principal of, premium, if any, or interest on the debt securities will be payable and any other terms concerning such payment;

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if the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

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if the principal of, premium, if any, or interest on the debt securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency other than that in which the debt securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

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the place or places, if any, in addition to or instead of the corporate trust office of the trustee where the principal of, premium, if any, and interest on the debt securities will be payable, and where the debt securities may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon us in respect of the securities of such series may be made;

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the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have that option;

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redemption or early repayment provisions;

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if other than denominations of  $2,000 or any integral multiple of  $1,000 thereof, the denominations in which the debt securities will be issuable;

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if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity thereof;

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the guarantors, if any, of the debt securities, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such debt securities;

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any original issue discount securities issued;

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provisions, if any, for the defeasance of the debt securities in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

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whether the debt securities are to be issued in whole or in part in global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global debt securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of persons other than such depositary or a nominee or nominees thereof;

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the date as of which any global debt securities will be dated if other than the original issuance of the first debt security to be issued;

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the form of the debt securities;

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if the debt securities are to be convertible into or exchangeable for any securities or property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

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whether the debt securities are subject to subordination and the terms of such subordination;

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any restriction or condition on the transferability of the debt securities;

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any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

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any addition or change in the provisions related to supplemental indentures both with and without the consent of the holders;

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provisions, if any, granting special rights to holders upon the occurrence of specified events;

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any addition to or change in the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

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any addition to or change in the covenants set forth in the indenture which applies to debt securities; and

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any other terms of the debt securities (which terms will not be inconsistent with the provisions of the Trust Indenture Act of 1939, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series).

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such debt security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations applicable to the debt security will be described in the related prospectus supplement.
The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Information with respect to any deletions from, modifications of or additions to the events of default described below or our covenants contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection will be set forth in the prospectus supplement.
Registration, Transfer, Payment and Paying Agent
We will issue the debt securities of each series in minimum denominations of  $2,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.
The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. We will make payments of principal of, and any interest on, the debt securities represented by any global security registered in the name of and held by DTC, or The Depository Trust Company, or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of DTC, its nominee or any participant relating to such beneficial interests.
No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Events of Default
Unless otherwise provided in a prospectus supplement, the following are events of default under the indenture with respect to debt securities of any series:
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failure to pay principal of or any premium on any debt security of that series when due;

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failure to pay any interest on any debt security of that series when due, continued for 30 days;

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failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, continued for 30 days;

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breach of any other covenant or warranty of ours in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of series of debt securities other than that series), continued for 90 days after a written notice of default is given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series as provided in the indenture;

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certain events in bankruptcy, insolvency or reorganization involving us; and

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any other event of default provided with respect to debt securities of that series.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration, provided that, among other things, all events of default with respect to that series, other than payment defaults caused by such acceleration, have been cured or waived as provided in the indenture.
Modification and Waiver
We and the Trustee may make modifications and amendments of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each affected outstanding debt security:
•
change the stated maturity date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

•
reduce the principal amount of, or any premium or rate of interest on, any debt security;

•
reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or its amount provable in bankruptcy;

•
adversely affect the right of repayment at the option of any holder;

•
change the place of payment of, currency of payment of principal of, or any premium or interest on, any debt security or impair the right to institute suit for the enforcement of any payment on or after the maturity of any debt security; or

•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal or any premium or interest, or a default in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each affected outstanding debt security of that series.
We and the Trustee may make modification and amendment of the indenture without the consent of any holder for any of the following purposes:
•
to evidence the succession of another corporation to us and the assumption by the successor corporation of our covenants under the indenture and the debt securities;

•
to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any of our rights or powers under the indenture;

•
to add events of default;

•
to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•
to establish the form or terms of debt securities of any series and any related coupons;

•
to provide for the acceptance of appointment by a successor trustee;

•
to cure any ambiguity, defect or inconsistency in the indenture, if the action does not adversely affect the interests of holders of debt securities of any series or any related coupons in any material respect;

•
to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, if the action does not adversely affect the interests of holders of debt securities of that series or any related coupons in any material respect;

•
to secure the debt securities; and

•
to amend or supplement any provision contained in the indenture or in any supplemental indenture, if the amendment or supplement does not materially adversely affect the interests of the holders of any debt securities then outstanding.

Consolidation, Merger and Sale of Assets
We may consolidate or merge with or into, or transfer our assets substantially as an entirety to, any corporation, if the successor corporation assumes our obligations on the debt securities and under the indenture, immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have occurred and be continuing, and certain other conditions are met.
Governing Law
The indenture and debt securities will be governed by and construed in accordance with the internal laws of the State of New York.
Concerning the Trustee
The Trustee is The Bank of New York Mellon Corp.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•
the date, if any, on and after which the warrants, preferred stock or common stock will be separately transferable;

•
the terms of any rights to redeem or call the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
United States federal income tax consequences applicable to the warrants; and

•
any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:
•
vote, consent or receive dividends;

•
receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•
exercise any rights as stockholders of Comtech.

Each warrant will entitle its holder to purchase the principal amount of the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•
currencies; or

•
commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a discussion of certain United States federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters or dealers;

•
directly to a limited number of purchasers or to a single purchaser;

•
through agents;

•
through a combination of any such methods; or

•
through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of such securities and the proceeds to be received by us, if any;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock, which is listed on the Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS
The validity of the securities in respect of which this prospectus is being defined will be passed upon for us by Proskauer Rose LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements and the related financial statement schedule as of July 31, 2015 and for the year ended July 31, 2015, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting as of July 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such financial statements and financial statement schedule have been incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements and schedule of Comtech Telecommunications Corp. as of July 31, 2014, and for each of the years in the two-year period ended July 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of TeleCommunication Systems, Inc. as of December 31, 2014 and 2013 and for the three year period ended December 31, 2014 incorporated by reference to the Current Report on Form 8-K filed by us on December 15, 2015 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at the prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.comtechtel.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as described above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the year ended July 31, 2015, filed with the SEC on September 28, 2015;

•
our Current Reports on Form 8-K, filed with the SEC on August 31, 2015, November 23, 2015 and December 15, 2015;

•
our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2015, filed with the SEC on December 9, 2015;

•
the portions of the Definitive Proxy Statement on Schedule 14A for the fiscal 2015 annual meeting of stockholders held on December 10, 2015 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended July 31, 2015; and

•
The description of our common stock contained in our Registration Statement on Form 8-A, File No. 000-07928, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Comtech Telecommunications Corp.
68 South Service Road, Suite 230,
Melville, NY, 11747
(631) 962-7000
Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus and any prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Below is an estimate of the expenses (all of which are to be paid by us) that may be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.
SEC registration fee	$17,622.50
NASDAQ Stock Market listing fees	(1)
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous	(1)
Total	$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our charter and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted by Delaware law.
As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:
•
we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•
we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•
the rights provided in our amended and restated bylaws are not exclusive.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
As permitted by the Delaware General Corporation Law, we have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or a director or officer of any of our subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.
In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.
Item 16.   Exhibits.
See the Exhibit Index attached to this Registration Statement, which is incorporated by reference herein.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melville, New York on the 15th day of December 2015.
COMTECH TELECOMMUNICATIONS CORP.
By:	/s/ Fred Kornberg
	Name:	Fred Kornberg
	Title:	Executive Chairman
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred Kornberg, Stanton D. Sloane and Michael D. Porcelain, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated:
Signature	Title	Date
/s/ Fred Kornberg Fred Kornberg	Executive Chairman (Principal Executive Officer)	December 15, 2015
/s/ Michael D. Porcelain Michael D. Porcelain	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 15, 2015
/s/ Dr. Stanton D. Sloane Dr. Stanton D. Sloane	President and Chief Executive Officer Director	December 15, 2015
/s/ Edwin Kantor Edwin Kantor	Director	December 15, 2015
/s/ Ira Kaplan Ira Kaplan	Director	December 15, 2015
/s/ Robert G. Paul Robert G. Paul	Director	December 15, 2015
/s/ Lawrence J. Waldman Lawrence J. Waldman	Director	December 15, 2015

EXHIBIT INDEX
		Incorporation by Reference				Filed or Furnished Herewith
Exhibit Number	Description	Form	File No.	Exhibit(s)	Filing Date
1.1*	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation	Form 10-K	000-07928	3(a)(i)	09/20/2006
3.2	Second Amended and Restated Bylaws	8-K	000-07928	3(ii)	01/18/2012
4.1	Form of Common Stock Certificate	S-3	333-114268	4.1	04/07/2004
4.2	Form of Indenture					X
4.3*	Form of Note
4.4*	Form of Warrant Agreement and Warrant
4.5*	Form of Purchase Contract
4.6*	Form of Unit Agreement
5.1	Opinion of Proskauer Rose LLP					X
12.1	Computation of Ratio of Earnings to Fixed Charges					X
23.1	Consent of Proskauer Rose LLP. Reference is made to Exhibit 5.1.					X
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X
23.3	Consent of KPMG LLP, independent registered public accounting firm					X
23.4	Consent of Ernst & Young LLP, independent registered public accounting firm					X
24.1	Powers of Attorney. Reference is made to the signature pages to this Registration Statement.					X
25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Trustee for the Indenture.					X

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.